UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) AUGUST 10, 2005

                             BKF CAPITAL GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

              1-10024                                   36-0767530
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     (Commission File Number)                 (IRS Employer Identification No.)


 ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                           10020
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  (Address of Principal Executive Offices)                         (Zip Code)

                                  212-332-8400
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

Levin Management Co., Inc. and BKF Capital Croup, Inc. (referred to collectively herein as the "Company"), and Philip Friedman ("Employee") entered into a retention agreement (the "Agreement") as of August 11, 2005. The Agreement will expire on December 31, 2005 subject to certain exceptions.

Under the Agreement, Employee's annual base salary, and the annual base salary of Jack Murphy ("Murphy"), shall be increased on a going forward basis effective August 1, 2005 for the remainder of the Agreement to $800,000. Except as otherwise provided in the Agreement, for the calendar/compensation year 2005, the Company shall pay the members as identified in the Agreement (the "Group Members") of the 2005 Long Only Investment and Trading Group (the "Group") a total minimum cash bonus compensation (inclusive of 401k contributions made by the Company, consistent with prior policy) of $7,012,740 ("Group Minimum Bonus Compensation Pool"), consisting of the Group Members' total 2004 and/or 2004 annualized cash bonuses of $5,612,740 plus an additional $1,400,000. Each Group Member shall be paid his/her 2005 bonus on or before January 15, 2006. The Group Minimum Bonus Compensation Pool may be allocated at the sole and exclusive discretion of Employee, subject to exceptions as described in the Agreement. Any Group Member (other than Employee) or Other Group Member (as defined in the Agreement) who voluntarily resigns for any reason or whose employment is terminated for cause prior to December 31, 2005, shall not be paid a bonus for 2005, and the amount of his/her 2004 cash bonus, or annualized cash bonus in the event the Group Member joined the Group after January 1, 2004, shall be deducted from the Group Minimum Bonus Compensation Pool. Certain Separate Group Members (as defined in the Agreement) shall also be paid 2005 cash bonus compensation by the Company, separate from and outside of the Group Minimum Bonus Compensation Pool.

If on or prior to December 31, 2005, the employment of Employee or Murphy shall terminate pursuant to a Qualifying Termination (as defined in the Agreement), then the Company shall provide to the terminated employee, within ten days following the Date of Termination (as defined in the Agreement), a lump-sum cash amount equal to the sum of: (A) the terminated employee's unpaid base salary through December 31, 2005; (B) the amount of the terminated employee's 2004 cash bonus plus $700,000; and (C) any accrued and unused vacation pay. If on or prior to December 31, 2005, the employment of Employee shall terminate other than by reason of a Qualifying Termination, then the Company shall pay to Employee within thirty days following the Date of Termination, a lump-sum cash amount equal to the sum of: (i) Employee's base salary through the Date of Termination; and (ii) any accrued vacation pay, in each case to the extent not theretofore paid.

As a condition of his employment, the Employee shall be required to execute the Company's standard proprietary inventions and confidentiality agreement. During the Employee's employment with the Company and after a resignation by the Employee without Good Reason (as defined in the Agreement), Employee will be, through December 31, 2005 (the "Restricted Period"), subject to certain non-solicitation provisions.

ITEM 8.01.  OTHER EVENTS.

On August 10, 2005, the Company issued a press release announcing that (i) it has adopted a compensation program for 2005 geared to retain personnel; (ii) Anson M. Beard, Jr. has been elected by the Board of Directors to succeed John A. Levin as Chairman; and
(iii) it had made a notice of late filing with respect to its report on Form10-Q for the quarterly period ended June 30, 2005. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c)   EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

10.1 Retention Agreement between Levin Management Co., Inc., BKF Capital Group, Inc. and Philip Friedman, dated August 11, 2005.

99.1              Press release, dated August 10, 2005.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 16, 2005

                                     BKF CAPITAL GROUP, INC.


                                     By: /s/ Norris Nissim
                                         ----------------------------------
                                     Name:  Norris Nissim
                                     Title: Vice President, General Counsel
                                            and Secretary

                                INDEX TO EXHIBITS


EXHIBIT           DESCRIPTION
-------           -----------

10.1 Retention Agreement between Levin Management Co., Inc., BKF Capital Group, Inc. and Philip Friedman, dated August 11, 2005.

99.1              Press release, dated August 10, 2005.